UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 14, 2011 (October 10, 2011)
Date of Report (Date of earliest event reported)

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200, Austin, Texas 78758	(512) 652-2600
(Address of principal executive offices)	(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to an existing lease (as amended to date), Convio, Inc. (the “Company”) leases from RREEF DOMAIN LP (the “Landlord”) its corporate headquarters at 15501 Domain Drive, Suite 200, Austin, Texas 78758 (the “Existing Lease”). The Existing Lease was scheduled to expire on September 30, 2013. On October 10, 2011, the Company entered into a Fourth Amendment to Lease (the “Fourth Amendment”) with Landlord to, among other things, extend and expand the Company's occupancy of the premises under the Existing Lease. The Fourth Amendment provides for, among other things, a ten year extension of the term of the Existing Lease until September 30, 2023. Under the terms of the Fourth Amendment, the Company will initially increase its leased space by approximately 23,000 square feet on January 1, 2012 for a total of approximately 113,000 square feet, and additionally increase its leased space by approximately 20,000 square feet on July 31, 2016 for a total of approximately 133,000 square feet. In addition to paying for its proportionate share of increases in operating expenses and taxes, and paying for certain capital expenditures, the Company will pay base rent in an aggregate amount equal to approximately $28.4 million for the period from October 1, 2011 through September 30, 2023. The Fourth Amendment provides for two options for the Company to extend the term of the Existing Lease for additional terms of five years each. The Company will also be entitled to an allowance of approximately $3.3 million from Landlord for tenant improvements, allocated among the existing and new expansion premises. The Fourth Amendment also contains rights of first offer and refusal to lease additional portions of the premises.
The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2011, the Company entered into the Fourth Amendment as described in Item 1.01 above. The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.
10.1    Fourth Amendment to Lease, dated October 10, 2011, by and between Convio, Inc. and RREEF Domain, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2011	By:	/s/ JAMES R. OFFERDAHL
James R. Offerdahl
Chief Financial Officer and Vice President of Administration (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Lease, dated October 10, 2011, by and between Convio. Inc. and RREEF Domain, LP.

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Convio, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.